U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                     Pursuant to Section 13 or 15(c) of the
                         Securities Exchange Act of 1934


                                February 4, 2000
                Date of Report (Date of earliest event reported)


                     PELICAN PROPERTIES INTERNATIONAL, CORP.
                 (Name of Small Business Issuer in its Charter)

                          Commission File No. 0-023075

            Florida                                    65-0616879
(State or other Jurisdiction of           (IRS Employer Identification No.)
Incorporation or Organization)

             2 Fenwick Road, Suite 100, Fort Monroe, Virginia 23651 (Address of Principal Executive Offices, including Zip Code)


                                 (757) 224-5234
                           (Issuer's Telephone Number)

ITEM 4.    Changes in Registrant's Certifying Accountant

(a) On January 3, 2000, Pelican Properties International, Inc. (the "Company") advised Morrison, Brown, Argiz & Company ("Morrison") that it would not be appointed as the Company's Auditors for the year ended December 31, 1999. The decision was made by the Corporate Officers of Pelican Properties International in December, 1999.

(b) During either of the two most recent fiscal years Morrison's reports on the Company's financial statements have not contained adverse opinions or disclaimers of opinion. During either of the two most recent fiscal years there have not been any disagreements between Morrison and the Company on any matter of accounting principles or practices, financial statements, disclosure, or auditing scope or procedure or any reportable events between Morrison and the Company.


(c) The Company delivered a copy of this form 8-K/A report to Morrison on February 2, 2000. The Company has attached as an exhibit hereto, a letter from Morrison addressed to the Securities and Exchange Commission stating that it agrees with the statements made by the Company in response to Item 4 hereof.



ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits:

      16.1 Letter of Morrison, Brown, Argiz & Company pursuant to item 304(a)(3) of regulation S-B to be filed by amendment.



                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

                                   Pelican Properties International, Inc.

                                   By: /s/ C. John Knorr
                                   ---------------------
                                       C. John Knorr, Jr. President

Dated: